Exhibit 99


                                      FORD

NEWS


Contact:

Media
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Brenda Hines
1.313.337.2456
bhines1@ford.com

Investment Community
--------------------
Raj Modi
1.313.323.8221
fordir@ford.com

Media Information Center
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1.800.665.1515 or
1.313.621.0504
media@ford.com


Go to http://media.ford.com for news releases and high-resolution photographs.

IMMEDIATE RELEASE
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FORD MOTOR COMPANY ANNOUNCES EXECUTIVE APPOINTMENTS

Note: Ford executives will be available for questions from media and investors via conference call at 11:00 a.m.EDT:
(North America: 877-810-2624; International: 617-786-1340;
Passcode for both:  97-130-138)
Media may attend the briefing in person at Ford World Headquarters in Dearborn, Mich.

Audio-only replays will be available through midnight Saturday, April 24:
(North America:  888-286-8010; International:  617-801-6888;
Passcode for both:  71-392-203)

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   Chairman and CEO Bill Ford builds upon continuing improvements in company performance with new appointments and realignment of leadership team.

   o Jim Padilla named chief operating officer, Ford Motor Company, and chairman, Automotive Operations.
   o Nick Scheele continues as president, Ford Motor Company.
   o Greg Smith named executive vice president and president, The Americas.
   o Mark Fields named executive vice president, Ford of Europe and Premier Automotive Group.
   o Mark Schulz named executive vice president and president, Asia Pacific and Africa.
   o Mike Bannister named group vice president, Ford Motor Company, and chairman and CEO, Ford Motor Credit Company.
   o David Thursfield, executive vice president and president, International Operations and Global Purchasing, retires May 1. He will become a consultant to Bill Ford and the company.
   o Lewis Booth, group vice president, named chairman and CEO, Ford of Europe.

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DEARBORN, Mich., April 22 - Ford Motor Company [NYSE: F] today announced a series of executive appointments designed to build upon the company's strong progress.

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"These adjustments to our leadership team will help us build upon the positive momentum that we have established over the past two-and-a-half years, reflected in our strong first-quarter results," said Bill Ford, chairman and chief executive officer. "Our steadily improving quality, customer satisfaction, product portfolio and financial performance demonstrate our success. This team will help take us to the next level."

The appointments, effective immediately and approved by the company's Board of Directors, include:

         Jim Padilla, 57, to chief operating officer, Ford Motor Company, and chairman, Automotive Operations. Padilla was most recently executive vice president, Ford Motor Company, and president, The Americas. He will report to Bill Ford.

         Nick Scheele, 60, president, Ford Motor Company. Scheele, who was also chief operating officer, will remain in a top leadership position overseeing global product creation and information technology. Scheele will continue to report to Bill Ford and will continue to serve on the company's Board of Directors.

         David Thursfield, who had been executive vice president, Ford Motor Company, president, International Operations and Global Purchasing, and chairman, Ford of Europe, will retire effective May 1. Thursfield, 58, will become a consultant to Bill Ford and Ford Motor Company.

Newly appointed executives reporting to Padilla are:

         Greg Smith, 52, who becomes executive vice president, and president, The Americas. He most recently was group vice president, Ford Motor Company and chairman and chief executive officer, Ford Motor Credit Company.

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                                       3

         Mark Fields, 43, who becomes executive vice president, Ford of Europe and Premier Automotive Group. Fields was group vice president, Ford Motor Company. He continues as chairman and CEO, Premier Automotive Group.

         Mark Schulz, 51, who becomes executive vice president, and president, Asia Pacific and Africa. Schulz was group vice president, Asia Pacific. He will continue to have responsibility for the Ford-Mazda relationship.

Also reporting to Padilla are: Thomas K. (Tony) Brown, vice president, Global Purchasing; Sue Cischke, vice president, Environmental and Safety Engineering; and Louise Goeser, vice president, Quality.

Lewis Booth, group vice president, Ford Motor Company, becomes chairman and CEO, Ford of Europe, and will report to Fields. Booth, 54, had been president and chief operating officer, Ford of Europe.

Reporting in a new role to Vice Chairman Allan Gilmour:

         Mike Bannister, 53, who will succeed Smith as chairman and CEO of Ford Motor Credit Company and will become a Ford Motor Company group vice president. Bannister previously was a Ford Motor Company vice president, and president and chief operating officer of Ford Credit.

In expanding Padilla's role in the company, Bill Ford noted that the performance of operations under Padilla's direction have been company strengths, with improvements in quality, residual values, product creation, product launches, and profitability in North America.

"Jim Padilla is all about results," Bill Ford said. "That shows in what he's accomplished in the past couple of years. The company has made a swing of nearly $6 billion in profitability in the past two years, and much of that can be attributed to improved quality, greater customer loyalty and reduced costs in North America."

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Padilla, a Detroit native, is excited about the new opportunity, adding that he wants to build on the basics in all areas of the automotive business.

"Now that Ford Motor Company is solidly back in the game, I want to do everything possible to help us win," said Padilla. "I'm going to continue pushing our team to focus on the right priorities, such as improving quality and developing exciting products. I want to help our people make sound decisions and execute quickly."

Padilla, who has excelled at cultivating talent during his 37 years at Ford, is delighted in his new role of leading a highly skilled global team.

Greg Smith, who will lead company operations in The Americas, led the turnaround at Ford Credit, which contributed significantly to the parent company's bottom line in 2003 and in the first quarter of 2004. Smith joined Ford Motor Company as an engineer in 1973, spending 12 years in engineering and product planning with Truck Operations and three years as director, Strategy and Advanced Planning for Car Product Development. He also has experience in marketing and oversaw Hertz Corporation, the largest rental car company in the world, in his previous assignment.

"I look forward to rejoining the automotive side of the business where I have spent most of my career," said Greg Smith, newly named president, The Americas. "Jim Padilla has built a strong team that is now starting to deliver exceptional products while boosting quality and lowering cost.

"I'm leaving Ford Credit in the best of hands," he added. "Mike Bannister and the team at Ford Credit are extremely knowledgeable, capable and hard working. I'm confident that Ford Credit will continue to be successful in its mission to support the sale of Ford Motor Company vehicles worldwide."

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                                       5

Mark Fields, who joined Ford Motor Company in 1989, led significant transformations as president and CEO at Mazda Motor Corporation and as chairman and CEO at PAG. Fields also was managing director at Ford Argentina in 1997-1998.

Mark Schulz, who joined Ford Motor Company in 1976, has delivered strong results in Asia Pacific and, previously, in South America. He has overseen investments in the ASEAN nations and China, developing relationships with suppliers and installing key leaders in growth markets. Schulz, who also has run Ford's operations in Turkey, has held several product engineering positions in his 28-year career.

Bannister, a 31-year veteran of Ford Credit, held numerous brand and regional management operating positions in Ford Credit's North American regions. He later served as chairman, Ford Financial Europe, where he was responsible for developing and directing sales, marketing and service operations and programs.

Bill Ford recognized Scheele for his leadership at the company and for his contributions in bringing the company back to profitability in two years.

"We simply could not have made the progress we have without the leadership of Nick Scheele," Bill Ford said. "At my request, Nick made a significant personal sacrifice to come back to Dearborn in 2001 and help this company stabilize, and subsequently turn around. In his four decades at Ford, he has always done what was required with skill and dedication. Nick is smart, energetic and well liked inside and outside the company. He is a great asset."

Reporting to Scheele are: Richard Parry-Jones, group vice president, Global Product Development and chief technical officer; J Mays, group vice president, Design; and Marv Adams, vice president and chief information officer.

Bill Ford also cited the work of Thursfield.

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                                       6

"David has consistently driven process improvements in his operations," Bill Ford said. "He provided us with an international business strategy that is coming quickly to fruition. His cost reduction processes have yielded significant savings and have helped get this company moving in the right direction."

"I've been in the automotive business for 35 years, the last 25 of them with Ford," Thursfield said. "At Bill's request, I'm staying on as a consultant to the company and to Bill. I'm delighted to do that.

"The last few years have been especially challenging," Thursfield said. "Given the results we are seeing, they have been rewarding. It is enormously satisfying to see an integrated International Operations, combined with global purchasing activities, achieve the economies of scale that have resulted in first-quarter profitability for the Premier Automotive Group, Ford of Europe and Ford Asia-Pacific."

With today's changes, executives reporting to Bill Ford are: Scheele; Padilla; Gilmour; Vice President and General Counsel Dennis Ross; Chief Strategy Officer Bruce Blythe and Vice President, Public Affairs and Chief of Staff Jim Vella.


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April 22, 2004